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The following press release may be provided to stockholders of Qualcomm Incorporated.

FOR IMMEDIATE RELEASE

Qualcomm Contacts:

Pete Lancia, Corporate Communications

Phone: 1-858-845-5959

Email: corpcomm@qualcomm.com

John Sinnott, Investor Relations

Phone: 1-858-658-5431

Email: ir@qualcomm.com

Qualcomm Board Unanimously Rejects Director Nominees

Assembled by Broadcom and Silver Lake Partners

World-Class Qualcomm Incumbent Directors Are Right Board to

Represent Qualcomm Stockholder Interests

Qualcomm Files Preliminary Proxy Statement

SAN DIEGO — December 22, 2017 — Qualcomm Incorporated (NASDAQ: QCOM) (“Qualcomm” or the “Company”) today announced that the Qualcomm Board of Directors, following the recommendation of the Board’s Governance Committee, has unanimously determined not to nominate any of the 11 candidates assembled by Broadcom Limited (NASDAQ: AVGO) and Silver Lake Partners to replace Qualcomm’s current directors at Qualcomm’s 2018 Annual Meeting of Stockholders.  Qualcomm today also filed its preliminary proxy statement with the U.S. Securities and Exchange Commission in connection with Qualcomm’s upcoming 2018 Annual Meeting.

After a thorough review of the Broadcom-Silver Lake nominees, the Governance Committee concluded that these nominees are inherently conflicted and would not bring incremental skills or expertise to the Qualcomm Board.  Qualcomm’s Board is nominating its 11 incumbent directors for re-election at the 2018 Annual Meeting: Barbara T. Alexander, Jeffrey W. Henderson, Thomas W. Horton, Dr. Paul E. Jacobs, Ann M. Livermore, Harish Manwani, Mark D. McLaughlin, Steve Mollenkopf, Clark T. Randt, Jr., Dr. Francisco Ros and Anthony J. “Tony” Vinciquerra.

Qualcomm’s existing Board has a deep understanding of the global IP/licensing and semiconductor business and relevant adjacent industries, and has overseen the design and execution of Qualcomm’s strategy, including driving its leadership in mobile, IoT, automotive, edge computing and networking, as well as the coming transition to 5G.  Qualcomm’s Board remains focused on driving profitable growth and maximizing value for all stockholders.

Broadcom and Silver Lake are asking Qualcomm stockholders to turn over control of their Company now to the hand-picked Broadcom-Silver Lake nominees based on a proposal that dramatically undervalues Qualcomm and is not actionable due to its significant regulatory uncertainty, which may not be resolved for 18 months, if ever, and lack of committed financing.  Broadcom has made no commitments to resolve the serious regulatory issues inherent in its proposal.

Qualcomm’s Board is committed to maintaining best-in-class corporate governance.  Qualcomm directors are elected annually and 9 of the 11 directors are independent, including 4 directors added in the last 3 years.  The incumbent directors have a mix of industry perspectives, operating and financial expertise, corporate restructuring experience and IP/licensing expertise, as well as a long history of collaborative stockholder engagement, all of which collectively drive performance and stockholder value.

Detailed information about Qualcomm’s director nominees is included in the Company’s preliminary proxy statement.  Also included is a “Background to the Solicitation” section, which details all interactions between Qualcomm and Broadcom relating to Broadcom’s unsolicited acquisition proposal.

About Qualcomm

Qualcomm’s technologies powered the smartphone revolution and connected billions of people. We pioneered 3G and 4G — and now we are leading the way to 5G and a new era of intelligent, connected devices. Our products are revolutionizing industries, including automotive, computing, IoT, healthcare and data center, and are allowing millions of devices to connect with each other in ways never before imagined. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio.  Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, our QCT semiconductor business. For more information, visit Qualcomm’s website, OnQ blog, Twitter and Facebook pages.

Additional Information

Qualcomm has filed a preliminary proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.